Exhibit 10.2

SECOND AMENDED, RESTATED AND BIFRUCATED REVOLVING NOTE

$10,000,000.00

April 17, 2008

FOR VALUE RECEIVED, HUDSON TECHNOLOGIES COMPANY a corporation organized and existing under the laws of the State of Tennessee, having an address at One Blue Hill Plaza, 14th Floor, Pearl River, New York 10965 ("Borrower"), promises to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender"), at the offices of Keltic Financial Partners, LP, a Delaware limited partnership, as Agent for Lenders ("Agent"), at 580 White Plains Road, Suite 610, Tarrytown, New York 10591 or at such other place as Agent may from time to time in writing designate, the principal sum of each Advance made by Lender to Borrower under that certain Amended and Restated Loan Agreement dated June 26, 2007 between Borrower and Agent as it may be subsequently amended and/or modified including, without limitation, by that certain Second Amendment to Amended and Restated Loan Agreement dated the date hereof (collectively, the "Loan Agreement") (the Loan Agreement together with all of the other documents, instruments or agreements executed in connection therewith, as the same may be modified, amended, restated or replaced from time to time are hereinafter collectively referred to as, the "Loan Documents"). The aggregate unpaid principal balance hereof shall not exceed at any time the sum of TEN MILLION and 00/100 Dollar ($10,000,000.00). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Documents. The entire unpaid principal balance hereof, together with the accrued interest thereon and accrued late charges, if any, and all other sums due hereunder and under the Loan Documents shall be due and payable on the Termination Date.

Borrower also promises to pay interest to Lender monthly (at the offices of Agent), in arrears, on the first day of each month commencing on May 1, 2008 on the average daily unpaid principal balance of this Note at the rate set forth in Section 3.1 of the Loan Agreement.

This is the "Revolving Note" referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Agent, for the ratable benefit of Lenders, pursuant to the Loan Agreement or any other Loan Document including, without limitation, provisions regarding mandatory and optional prepayment rights. Upon the occurrence of any Event of Default, the entire unpaid principal amount owed Lender hereunder shall become immediately due and payable without further notice or demand.

Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in the computation of any interest then due and payable hereunder.

The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note and any provision hereof may not be waived, modified, amended or discharged orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification, amendment or discharge is sought.

This Note shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof.

This Note amends, restates, supersedes and bifrucates, but does not discharge the obligations of, nor constitute a novation with respect to, the indebtedness of Borrower to Agent pursuant to that certain Revolving Note in the principal amount of $10,000,000 dated June 26, 2007 previously executed and delivered by Borrower to Agent.

IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.

HUDSON TECHNOLOGIES COMPANY By: /s/ Brian F. Coleman Name: Brian F. Coleman Title: President and Chief Operating Officer